UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2026
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.
The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On January 30, 2026 (the “Closing Date”), Stoneridge, Inc. (the “Company”) and certain of its subsidiaries entered into a Stock Purchase Agreement (“Purchase Agreement”) with Control Devices Acquisition, LLC, a Delaware limited liability company and an affiliate of Center Rock Capital Partners, L.P. (“Buyer”), pursuant to which the Company sold, on January 30, 2026 (the “Closing”), its Control Devices business segment (the “Business”) via the sale of the Company’s interests in its former wholly-owned subsidiaries, Stoneridge Control Devices, Inc. (“Control Devices”), Stoneridge Asia Holdings Ltd., Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd. (“Stoneridge Suzhou” and such sale, the “Sale”). The purchase price paid to the Company was $59.0 million and is subject to customary post-closing adjustments. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.
On the Closing Date, immediately prior to the Sale, the Company and its subsidiary, Stoneridge Electronics, Inc. (“Stoneridge Electronics”) consummated a pre-closing reorganization whereby those parties transferred certain assets and liabilities related to the Business to Control Devices and, simultaneously, Stoneridge Suzhou transferred certain assets and liabilities not related to the Business to another subsidiary of the Company, Stoneridge Electronics AS.
The Purchase Agreement contains customary representations, warranties and covenants, including, among others, non-solicitation and non-disparagement obligations. The Purchase Agreement also contains a non-competition obligation applicable to the Company and its affiliates with respect to actions that compete with the Business within the Restricted Territory for a period of five years after the Closing Date. The representations and warranties did not survive the Sale (except for fraud).
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.
The Purchase Agreement is not intended to provide any other factual information about the Company or Buyer or any other party to the Purchase Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Mexico Manufacturing Agreement:
Simultaneously with the Closing, Stoneridge Electronics and Control Devices entered into a Mexico Manufacturing Agreement pursuant to which Stoneridge Electronics will continue manufacturing certain products for Control Devices through its Mexico-based maquiladora using machinery and tools transferred to Control Devices under the Purchase Agreement. The Mexico Manufacturing Agreement has an initial three-year term and automatically renews for successive one-year periods unless either Stoneridge Electronics or Control Devices provides written notice of non-renewal at least twelve months prior to the expiration of the then-current term. Product pricing under the Mexico Manufacturing Agreement is fixed for the initial three-year term. Following the initial three-year term, product pricing will be adjusted annually based on the Mexico Consumer Price Index, with any such adjustment shared equally between Stoneridge Electronics and Control Devices. Under the Mexico Manufacturing Agreement, Control Devices is responsible for payment of materials costs, the product price and certain other costs incurred outside the ordinary course of manufacturing and fulfillment.
The foregoing description of the Mexico Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mexico Manufacturing Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
China Manufacturing Agreement:
Simultaneously with the Closing, Stoneridge Suzhou and Stoneridge Electronics AS entered into a China Manufacturing Agreement pursuant to which Stoneridge Suzhou will continue manufacturing certain products for the Company’s Electronics business segment at the facility in Suzhou, China transferred to Control Devices under the Purchase Agreement. The China Manufacturing Agreement has an initial twelve (12) month term and will automatically extend for an additional six months unless Stoneridge Electronics AS provides written notice of termination at least thirty (30) days prior to the end of the initial term. Manufacturing costs under the China Manufacturing Agreement are expected to be based on Stoneridge Suzhou’s actual costs, consistent with the historical cost structure used at the facility in Suzhou, China. Under the China Manufacturing Agreement Stoneridge Electronics AS is responsible for payment of materials costs, shipping costs, manufacturing costs and any excluded costs approved by Stoneridge Electronics AS in writing. A fixed USD/RMB exchange rate applies for the first six (6) months following the Closing, with adjustments every three (3) months thereafter.
The foregoing description of the China Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the China Manufacturing Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2026, in connection with the Closing, Rajaey Kased, President of Control Devices, resigned as an officer of the Company and its subsidiaries and will continue to provide to Control Devices and its subsidiaries post-Closing substantially the same services provided to the Company prior to the Sale. This resignation was a component of completing the Sale and was not the result of any disagreement between Mr. Kased and the Company regarding the Company’s operations, policies or practices.
ITEM 7.01 Regulation FD Disclosure.
On February 2, 2026, the Company issued a press release announcing the sale of the Business. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. On February 2, 2026, members of the Company’s senior management will hold a conference call via webcast to address the Company’s sale of the Business and the presentation that will accompany management’s comments is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
The conference call presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K contains certain non-GAAP financial measures related to the Company’s current internal estimate of 2025 adjusted EBITDA and includes an implied adjusted EBITDA multiple calculated on Company’s internal estimate of 2025 adjusted EBITDA for Control Devices (collectively, the “Non-GAAP Financial Measures”). Management believes that the presentation of the Non-GAAP Financial Measures used in the conference call presentation are useful to both management and investors in their analysis of the Company’s sale of Control Devices. With respect to forward-looking non-GAAP measures, the Company is not able to provide a reconciliation to the most directly comparable GAAP measure, net income (loss), without unreasonable efforts given the results are preliminary and certain adjustments are difficult to project, including income tax and related adjustments. The unavailable information could be material to the calculation of the comparable GAAP measure. Please see the “Non-GAAP Financial Measures” (on page 3) section of Exhibit 99.2 for additional information.

The press release and the conference call presentation furnished as Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits furnished herewith contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.
ITEM 9.01    Financial Statements and Exhibits.
(b)    Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K by February 5, 2026.

(d)    Exhibits

Exhibit No.	Description

2.1+	Stock Purchase Agreement, dated as of January 30, 2026, by and among Stoneridge, Inc., Stoneridge Electronics, Inc., and Control Devices Acquisition, LLC

10.1+	Mexico Manufacturing Agreement, dated as of January 30, 2026, by and between Stoneridge Electronics, Inc., and Stoneridge Control Devices, Inc.

10.2+	China Manufacturing Agreement, dated as of January 30, 2026, by and between Stoneridge Electronics AS and Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd.

99.1	Press release dated February 2, 2026.

99.2	Stoneridge Business Update Presentation dated February 2, 2026.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)
+ Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 2, 2026	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)